Exhibit 99.1

    Collectors Universe Reports Record Net Income in the First Quarter 2005

  Q1'05 EPS of $0.19 up 171% Over Q1'04; Revenues From Continuing Operations
                                  Increase 37%


    NEWPORT BEACH, Calif., Nov. 4 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), the leading provider of value-added grading and authentication services and products to dealers and collectors of high-end collectibles, today announced financial results for the first fiscal quarter ended September 30, 2004 with record quarterly earnings of $1,242,000, or $0.19 per diluted share, which included income from continuing operations of $1,311,000, or $0.20 per diluted share, and a loss from discontinued operations of $69,000 ($0.01 per diluted share).

    Contributing to the earnings growth were an increase in net revenues to a record $8.2 million for the first quarter of fiscal year 2005, an increase of $2.2 million, or 37%, from $6.0 million for the first quarter of fiscal year 2004 and an increase in the Company's gross profit margin from continuing operations to 66% in the first quarter this year from 58% in the corresponding quarter last year.


    Financial Highlights
    * First quarter revenues from continuing operations set a quarterly record at $8.2 million and increased 37% over the corresponding period last year.
    * First quarter earnings set a quarterly record equal to $1,242,000, up 25% over the previous record, which was set in the third quarter of fiscal 2004 which ended March 31, 2004.
    * First quarter earnings per share were up 171% over the corresponding period last year.
    * First quarter gross profit margins from continuing operations increased to 66% from 58% over the corresponding period last year.
    * First quarter 2005 collectible units graded increased 21% as compared to the corresponding period last year.

    Fiscal First-Quarter Results

    Income from continuing operations increased to $1.3 million or $0.20 per diluted share in the first quarter of 2005 from $384,000 or $0.06 per diluted share in the same quarter of 2004. Discontinued operations recorded a loss of $69,000 or $0.01 per diluted share in the first quarter of fiscal 2005 compared to a gain of $47,000 or $0.01 per diluted share, in the same quarter of fiscal 2004. As a result, first-quarter 2005 net income increased to $1.2 million, or $0.19 per diluted share, compared with $431,000 or $0.07 per diluted share in the first quarter of fiscal 2004.


    Fiscal First-Quarter Results from Continuing Operations

    Net revenues from continuing operations increased 37% to $8.2 million in the first quarter of the current fiscal year from $6.0 million in the corresponding period last year. Driving the year-over-year top-line growth was our previously reported 21% increase in total collectible units graded to 663,000 units compared to 549,000 units for the fiscal 2004 period. The balance of the revenue increase was primarily due to a shift in the mix of customer grading submissions toward our faster turnaround services, which carry higher average fees.

    Gross profits from continuing operations increased 54% to $5.4 million in the first quarter this year from $3.5 million in the year-ago quarter, while gross profit margin grew to 66% from 58%. The previously mentioned revenue mix shift boosted gross margin, as did the increase in net revenues, which drove down the fixed element of cost of sales as a percent of total net revenues and accelerated margin leverage.

    The Company continued to demonstrate progress in improving operating efficiency, as the 37% increase in net revenues substantially exceeded a 14% increase in operating expenses during the first quarter of 2005. As a result, operating expenses declined as a percentage of net revenues to 40% in the first quarter this year from 46%, in the same quarter last year.


    Focus on Growth of Grading Segment to Increase Profitability

    "We continue to execute on our plans to increase revenue and units in our existing markets and we have begun to see results from our plans to derive revenues from additional services in these existing markets," commented Chief Executive Officer Michael Haynes. "Our efforts have been rewarded with record quarterly earnings and increased consumer acceptance and use of our services in our growing markets of autographs and stamps. Continuing increases in coin sales among dealers and collectors, which results in increases in coin grading and authentication submissions, also contributed to the increase in our net revenues during the first quarter this year."


    Financial Condition

    At September 30, 2004, Collectors Universe had cash and cash equivalents of $25.0 million compared with cash and cash equivalents of $21.5 million at June 30, 2004. Continuing operations provided net cash of $2.4 million during the quarter ended September 30, 2004, compared with $254,000 in the same quarter last year. This organically generated cash flow was derived primarily from operating profits. The Company has no debt and continues to be able to fund operations with internally generated cash flow.


    Fiscal 2005 Outlook

    "We have enjoyed superb execution of our plans thus far in fiscal 2005, and we are encouraged by the responses in all of our markets to our efforts," reported Mr. Haynes. "We expect to see increased net revenues and profitability in the December quarter this year, as compared to the same quarter of fiscal 2004, even though we anticipate that our December quarter this year will reflect the historical seasonality of the period, with units and revenues lower than in the previous two quarters. With respect to our expansion plans for new markets, we are diligently analyzing several alternatives and we believe that we will be able to meet our objective of entering a new collectible services market by the end of fiscal 2005."


    Conference Call and Webcast

    Management will host a conference call and simultaneous webcast today at 8:00 a.m. Pacific/11:00 a.m. Eastern to discuss first-quarter fiscal 2005 operating performance. The conference call, featuring Chief Executive Officer Michael Haynes and Chief Financial Officer Mike Lewis, will be available live via the Internet. To listen to the live Internet webcast, log on to the Company's web site at www.collectors.com, click on 'Investor Home' under the Investor Information menu, and find the webcast link under 'Conference Calls.' An online replay will be available for 12 months on www.collectors.com, or a phone replay will be available through November 18, 2004, by dialing 706-645-9291 or 800-642-1687 and entering the passcode 1868606.


    About Collectors Universe

    Collectors Universe, Inc. is the leading provider of essential services to the high-end collectibles market. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company grades and authenticates collectible coins, sports cards, stamps, and autographs.
The Company also compiles and publishes authoritative information about collectible sports cards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.


    Forward-Looking Statements

    This news release contains statements regarding our expectations about our future financial performance that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Our financial performance and business in the future may differ, possibly materially, from our current expectations as set forth in the forward looking statements contained in this release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: changes in general economic conditions, and changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-end collectibles, either of which could reduce the volume of grading submissions and, therefore, the grading fees we generate; a lack of diversity in our sources of revenues and, more particularly, our dependence on collectible coin grading for a significant percentage of our total revenues, which makes us vulnerable to declines in revenues and income should there be declines in collectibles grading submissions generally or, more particularly, in collectible coin submissions which can be caused by a decline in the value of precious metals over which we do not have control; and our dependence on a limited number of key management personnel the loss of any of which could adversely affect future financial performance. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission. In addition, although we believe that our strategy to exit the commerce segment of our business and focus substantially all of our resources on our grading and services segment will better enable us to achieve improvements in the profitability, there is no assurance that our strategy will prove to be successful. Among other things, one consequence of our strategy is that there will be a significant decline in our revenues. As a result, our profitability will suffer if we are unable to reduce our general and administrative expenses to bring them in line with our lower revenue base. Also, there is a practical limit on the amount by which expenses can be reduced as a means of improving profitability. As a result, our success in the future will depend as well on our ability to achieve internal growth in our grading businesses and to find and take advantage of opportunities to acquire other businesses that provide value added services to the collectibles markets. There is no assurance that we will be able to achieve such growth and growth by acquisition presents a number of risks including an inability to integrate newly acquired businesses into existing operations successfully and the potential that such acquisitions will result in increased operating costs that will adversely affect operating income and profits.

    These forward-looking statements are made only as of the date of this news release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.


    For further information, please contact: Mike Lewis, Chief Financial Officer of Collectors Universe, +1-949-567-1375, mlewis@collectors.com; or Brandi Piacente, Investor Relations of The Anne McBride Co., +1-212-983-1702, ext. 208, bpiacente@annemcbride.com, for Collectors Universe.



                         - Financial Tables Follow -


                    COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                       as of September 30 and June 30, 2004
                      (in thousands, except per share data)
                                   (Unaudited)

                                                 September 30,       June 30,
                                                       2004           2004
     ASSETS
     Current assets:
      Cash and cash equivalents                      $25,047        $21,454
      Accounts receivable, net of
       allowance for doubtful accounts
       of $33 at September 30, 2004 and
       $30 at June 30, 2004                              891            790
      Inventories, net                                   370            452
      Prepaid expenses and other                         667            781
      Refundable income taxes                             23             13
      Deferred income taxes                            1,174          1,174
      Receivable from sales of
       discontinued businesses                           810          1,611
      Current assets of discontinued
       operations held for sale                          631          1,267
           Total current assets                       29,613         27,542
     Property and equipment, net                         967          1,045
     Deferred income taxes                             4,373          5,205
     Other assets                                        183            165
     Non-current assets of discontinued
      operations held for sale                           103            117
                                                     $35,239        $34,074
     LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities:
       Accounts payable                                 $651           $455
       Accrued liabilities                             1,124          1,351
       Accrued compensation and benefits               1,001            936
       Deferred revenue                                1,219          1,225
       Current liabilities of discontinued
        operations held for sale                         143            276
           Total current liabilities                   4,138          4,243
     Deferred rent                                       401            401
     Other long-term liabilities                          89             64
     Commitment and contingencies
     Stockholders' equity:
       Preferred stock, $.001 par value;
        5,000 shares authorized; no
        shares issued or outstanding                      --             --
       Common stock, $.001 par value;
        40,000 shares authorized;
        issued and outstanding 6,214
        at September 30, 2004 and 6,338
        at June 30, 2004                              42,224         42,221
       Accumulated deficit                           (10,592)       (11,834)
       Treasury stock                                 (1,021)        (1,021)
           Total stockholders' equity                 30,611         29,336
                                                     $35,239        $34,074


                    COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                       Three Months Ended
                                                September 30,  September 30,
                                                        2004           2003
     Net revenues                                     $8,195         $6,012
     Cost of net revenues                              2,826          2,549
         Gross profit                                  5,369          3,463
     Selling & Marketing expenses                        957            838
     General & Administrative expenses                 2,287          1,928
         Operating income                              2,125            697
     Interest income, net                                 64              7
     Other expenses                                       --             (7)
     Income before income taxes                        2,189            697
     Provision for income taxes                          878            313
     Income from continuing operations                $1,311           $384

     Income (loss) from discontinued
      operations net of gain on sales
      of discontinued businesses, net
      of income taxes                                    (69)            47
     Net income                                       $1,242           $431

     Net income per basic share:
       Income from continuing operations               $0.21          $0.06
       Income (loss) from discontinued
        operations net of gain on sales
        of discontinued businesses,
        net of income taxes                            (0.01)          0.01
         Net income                                    $0.20          $0.07

     Net income per diluted share:
       Income from continuing operations               $0.20          $0.06
     Income (loss) from discontinued
      operations net of gain on sales
      of discontinued businesses, net
      of income taxes                                  (0.01)          0.01
         Net income                                    $0.19          $0.07

     Weighted average shares outstanding:
       Basic                                           6,214          6,172
       Diluted                                         6,569          6,288


     Certain prior year amounts have been reclassified from administrative expense to cost of net revenues to conform to the current year presentation.


                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (in thousands, except share data)
                                 (unaudited)

                                                        Three Months Ended
                                                           September 30,
                                                       2004            2003
    OPERATING ACTIVITIES:
       Net income from continuing operations          $1,311           $384
       Adjustments to reconcile net income
        to net cash provided by operating
         activities:
          Depreciation and amortization                  142            174
          Stock-based compensation expense                --             12
          Provision for bad debts                          2              2
          Loss on disposal of fixed assets                --              7
       Changes in operating assets and liabilities:
        Accounts receivable                             (103)           (88)
          Inventories                                     82            (61)
          Prepaid expenses and other assets              114            (16)
          Refundable income taxes                        (10)           599
          Other assets                                   (18)            78
          Deferred income taxes                          832             --
          Accounts payable                               196           (663)
          Accrued liabilities                           (227)          (401)
          Accrued compensation and benefits               65             37
          Deferred revenue                                (6)           185
          Deferred compensation                           25             --
          Deferred rent                                   --              5
             Net cash provided by operating
              activities                               2,405            254
    INVESTING ACTIVITIES:
       Capital expenditures                               64           (262)
       Cash received from sale of net
        assets of discontinued operations                801             --
          Net cash provided by (used in) investing
           activities                                    737           (262)
    FINANCING ACTIVITIES:
       Proceeds from employee stock purchase plan         --             16
       Stock option exercise and related tax benefit       3            155
          Net cash provided by financing activities        3            171

    Discontinued Operations:
       Net cash provided by operations of
        discontinued operations                           448         4,036

    Net increase in cash and cash equivalents           3,593         4,199
    Cash and cash equivalents at beginning
     of period                                         21,454          4,482
    Cash and cash equivalents at end
     of period                                        $25,047         $8,681




SOURCE  Collectors Universe, Inc.
    -0-                             11/04/2004
    /CONTACT: Mike Lewis, Chief Financial Officer of Collectors Universe, +1-949-567-1375, mlewis@collectors.com; or Brandi Piacente, Investor Relations of The Anne McBride Co., +1-212-983-1702, ext. 208, bpiacente@annemcbride.com, for Collectors Universe/
    /Web site:  http://www.collectors.com/
    (CLCT)

CO:  Collectors Universe, Inc.
ST:  California
IN:  REA MLM
SU:  ERN